Exhibit 21.1

Subsidiaries of Aleris Corporation as of December 31, 2017
Aleris International, Inc., a Delaware corporation, is a wholly-owned subsidiary of Aleris Corporation. Set forth below is a list of Aleris International, Inc.'s subsidiaries.

Subsidiary	State/Country of Incorporation/Formation	Aleris Ownership
ALERIS ALUMINUM CANADA HOLDING 2, INC.	Canada	100.00%
ALERIS ALUMINUM DENMARK APS	Denmark	100.00%
ALERIS ALUMINUM DUFFEL BVBA	Belgium	100.00%
ALERIS ALUMINUM FRANCE SARL	France	100.00%
ALERIS ALUMINUM ITALY SRL	Italy	100.00%
ALERIS ALLUMINUM JAPAN LTD	Japan	100.00%
ALERIS ALUMINUM NETHERLANDS B.V.	Netherlands	100.00%
ALERIS ALUMINUM POLAND sp.z.o.o.	Poland	100.00%
ALERIS ALUMINUM UK LIMITED	United Kingdom	100.00%
ALERIS ALUMINUM ZHENJIANG CO., LTD.	China	100.00%
ALERIS ASIA PACIFIC INTERNATIONAL (BARBADOS) LTD.	Barbados	100.00%
ALERIS ASIA PACIFIC LIMITED	Hong Kong	100.00%
ALERIS CASTHOUSE GERMANY GMBH	Germany	100.00%
ALERIS DEUTSCHLAND HOLDING GMBH	Germany	100.00%
ALERIS DEUTSCHLAND VIER GMBH CO KG	Germany	100.00%
ALERIS DEUTSCHLAND VIERTE VERWALTUNGS GMBH	Germany	50.00%
ALERIS HOLDING CANADA ULC	Canada	100.00%
ALERIS HOLDING LUXEMBOURG S.A.R.L.	Luxembourg	100.00%
ALERIS OHIO MANAGEMENT, INC.	Delaware	100.00%
ALERIS RM, INC.	Delaware	100.00%
ALERIS ROLLED PRODUCTS, INC.	Delaware	100.00%
ALERIS ROLLED PRODUCTS, LLC	Delaware	100.00%
ALERIS ROLLED PRODUCTS CANADA ULC	Canada	100.00%
ALERIS ROLLED PRODUCTS GERMANY GMBH	Germany	100.00%
ALERIS ROLLED PRODUCTS MEXICO, S. de R.L. de C.V.	Mexico	100.00%
ALERIS ROLLED PRODUCTS SALES CORPORATION	Delaware	100.00%
ALERIS (SHANGHAI) TRADING CO. LTD.	China	100.00%

Subsidiary	State/Country of Incorporation/Formation	Aleris Ownership
ALERIS SWITZERLAND GMBH	Switzerland	100.00%
ALERIS WORLDWIDE, INC.	Delaware	100.00%
DUTCH ALUMINUM C.V.	Netherlands	100.00%
IMCO RECYCLING OF OHIO, LLC	Delaware	100.00%
INTL ACQUISITION CO.	Delaware	100.00%
NAME ACQUISITION CO.	Delaware	100.00%
NICHOLS ALUMINUM, LLC	Delaware	100.00%
NICHOLS ALUMINUM-ALABAMA, LLC	Delaware	100.00%
UWA ACQUISITION CO.	Delaware	100.00%